Exhibit 99.1

News Release	FMC Technologies Inc 1803 Gears Road Houston, TX 77067

200 East Randolph Drive Chicago, IL 60601

For Release: Immediate

Media	Marvin Brown Bruce Bullock	(281) 591-4212 (281) 591-4429
Investors	Maryann Seaman	(312) 861-6414

FMC Technologies to Record Expense for Stock Options

HOUSTON and CHICAGO, March 25, 2004 – FMC Technologies, Inc. (NYSE: FTI) announced today that the Company will account for employee stock option compensation expense using the fair value method in accordance with SFAS No. 123.

In order to present information comparably, FMC Technologies has chosen the retroactive restatement method available under SFAS No. 148. Compensation expense, net of tax, is reflected in the Company’s restated financial results in accordance with SFAS No. 123.

“We believe this is the appropriate accounting for employee stock options. Restating prior year’s financials provides the most relevant comparison to evaluate year-to-year operating performance” said William H. Schumann, III, FMC Technologies’ Senior Vice President, Chief Financial Officer and Treasurer.

The accounting change reduces earnings per diluted share by $0.09 in 2002 and $0.10 in 2003. The restated quarterly and annual results for both years are presented as an attachment to this press release.

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FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. The Company designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 8,600 people and operates 32 manufacturing facilities in 16 countries.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties described in the Cautionary Note Regarding Forward-Looking Statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 2003 Form 10-K. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES

Impact of Change in Accounting to Recognize Compensation Expense for Employee Stock Options

(in millions, except for per share data)

	2003					2002
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Corporate expense: (a) (b)
As reported	$(6.1)	$(6.3)	$(5.9)	$(7.0)	$(25.3)	$(5.7)	$(6.3)	$(5.6)	$(6.5)	$(24.1)
Restated	$(5.9)	$(6.0)	$(5.7)	$(6.7)	$(24.3)	$(5.5)	$(5.9)	$(5.6)	$(6.2)	$(23.2)

Other income (expense), net: (a) (b)
As reported	$(3.2)	$(4.2)	$(0.6)	$(3.9)	$(11.9)	$(3.0)	$(3.8)	$0.9	$(3.8)	$(9.7)
Restated	$(5.6)	$(7.5)	$(3.6)	$(7.2)	$(23.9)	$(5.4)	$(6.5)	$(1.3)	$(7.7)	$(20.9)

Income before the cumulative effect of changes in accounting principles:
As reported	$9.2	$22.9	$20.3	$23.2	$75.6	$5.0	$17.8	$16.8	$24.5	$64.1
Restated	$7.9	$21.1	$18.6	$21.3	$68.9	$3.7	$16.4	$15.5	$22.2	$57.8

Diluted earnings per share: (c)
As reported	$0.14	$0.34	$0.30	$0.35	$1.13	$0.08	$0.27	$0.25	$0.37	$0.96
Restated	$0.12	$0.32	$0.28	$0.32	$1.03	$0.06	$0.25	$0.23	$0.33	$0.87

(a)	Certain restricted stock compensation expense previously recognized in Corporate has been reclassified to Other income (expense), net. Other income (expense), net, as restated, reflects all compensation expense for employee stock options and restricted stock.
(b)	Corporate expense and Other income (expense), net, are shown before the impact of income taxes.
(c)	Diluted EPS is based on income before the cumulative effect of changes in accounting principles. Diluted EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total year.